Exhibit 10.1

2011 AMENDED AND RESTATED
ACCO BRANDS CORPORATION
INCENTIVE PLAN

1.     Purpose of Plan.

The purpose of this 2011 Amended and Restated ACCO Brands Corporation Incentive Plan (the “Plan”) is to amend and fully restate the previously amended and restated ACCO Brands Corporation 2005 Incentive Plan to aid ACCO Brands Corporation (“ACCO”) and its Subsidiaries (with ACCO, collectively, the “Company”) in achieving superior long-term performance through attracting, retaining and motivating the best available Key Employees and Non-Employee Directors.  The Plan seeks to achieve this purpose through providing incentives linked to value creation for shareholders and achievement of certain long-term strategic and financial goals.

2.     Definitions.

As used in the Plan, the following words shall have the following meanings:

(a) “Award” means an award granted to a Participant pursuant to the Plan including, without limitation, an award of an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award, Cash-Based Award or Other Stock-Based Award, or any combination of the foregoing.

(b) “Board of Directors” means the Board of Directors of ACCO.

(c) “Cash-Based Award” means an Award granted pursuant to Section 9(b).

(d) “Change in Control” has the meaning set forth in Section 13(b)(i).

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board of Directors.  References to the Committee under the Plan shall, for all purposes respecting Director Awards, mean exclusively the Board of Directors.

(g) “Common Stock” means common stock, par value $.01 per share, of ACCO.

(h) “Covered Employee” means any Key Employee who is or is reasonably expected to be a “covered employee” under Section 162(m) of the Code.

(i) “Covered Employee Performance Objectives” has the meaning set forth in Section 8.

(j) “Director Award” means an Award, other than an Incentive Stock Option Award, made to a Non-Employee Director pursuant to the Plan.

(k) “Disability” means totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to the Participant or, in the case in which there is no applicable plan, a total and permanent disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under this Plan which constitutes a deferral of compensation pursuant to Section 409A of the Code would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of Treasury Regulation Section 1.409A-3.  Subject to the approval of the Committee, a different definition of Disability may be applicable to a Participant employed outside the United States who is subject to local disability laws and programs and as set forth in the Participant’s Award.

(l) “Effective Date” has the meaning set forth in Section 18.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means the average of the high and low sales prices of a Share on the New York Stock Exchange, Inc. composite tape (or if Common Stock is not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which Common Stock is principally trading) on the date of measurement, and if there were no trades on such measurement date, on the first day on which a trade occurred next succeeding such measurement date.

(o) “Incentive Stock Option” means a stock option to purchase Shares which qualifies as an incentive stock option under Section 422 of the Code.

(p) “Key Employee” means any employee of the Company, including an officer, selected by the Committee for a grant of an Award.

(q) “Non-Employee Director” means any member of the Board of Directors who is not an employee of ACCO or a Subsidiary.

(r) “Nonqualified Stock Option” means a stock option to purchase Shares which does not qualify as an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option, a Nonqualified Stock Option or an option granted to a Participant pursuant to Section 16.

(t) “Other Stock-Based Award” means an Award granted to a Participant pursuant to Section 9(a).

(u) “Participant” means a Key Employee or a Non-Employee Director who is a participant under the Plan.

(v) “Performance Award” means an Award of Performance Stock, Performance Stock Units and other Awards granted to a Participant pursuant to Section 8.

(w) “Performance Period” means the period specified with respect to a Performance Award during which specified performance criteria are to be measured.

(x) “Performance Stock” means Shares granted to a Participant pursuant to Section 8 subject to the attainment of performance objectives and other restrictions on transfer and the incidents of ownership as the Committee may determine.

(y) “Performance Stock Unit” means an Award granted to a Participant pursuant to Section 8 that entitles a Participant to receive payment of a Share, or of a cash amount equal to the Fair Market Value of a Share, subject to the attainment of performance objectives and other terms and conditions as the Committee may determine.

(z) “Restricted Stock” means Shares granted to a Participant pursuant to Section 7 subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine.

(aa) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 7 that entitles a Participant to receive payment of a Share, or of a cash amount equal to the Fair Market Value of a Share, subject to forfeiture and other terms and conditions as the Committee may determine.

(bb) “Restriction Period” has the meaning set forth in Section 7(d).

(cc) “Retirement” means (i) the Participant’s termination of employment on or after attaining age 55 and completion of at least five years of service with the Company, provided that Retirement shall not include termination of employment by reason of failure to maintain work performance standards, violation of Company policies or dishonesty or other misconduct prejudicial to the Company, or (ii) retirement from service as a member of the Board of Directors by a Non-Employee Director after five or more years of service as a Non-Employee Director of ACCO.  For this purpose, “employment” and “service” shall include employment as an employee with, or service as a member of the Board of Directors of, any Company (or its predecessor) prior to August 17, 2005.

(dd) “SAR” means a stock appreciation right, granted pursuant to Section 6, to receive Shares having an aggregate Fair Market Value, on the date of exercise of such stock appreciation right, equal to (i) the amount by which the Fair Market Value of all Shares, whether or not subject to an Option (or part thereof), in respect of which such stock appreciation right was granted exceeds (ii) the exercise price of said stock appreciation right per Share, or Option (or part thereof) if awarded in connection with an Option.  In lieu of payment in Shares, the Committee may determine at the time of grant as set forth in the Award for the Company to pay such excess in cash or a combination of such Shares and cash.  “SAR” shall also mean a stock appreciation right granted pursuant to Section 16.

(ee) “Share” means one share of the Common Stock.

(ff) “Subsidiary” means any corporation or entity, other than ACCO, in an unbroken chain of corporations or other entities beginning with ACCO, if each of the corporations or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

3.   Administration of Plan.

(a) The Committee may from time to time grant such Awards under the Plan to such Key Employees and in such form and having such terms, conditions and limitations as the Committee may determine, as provided under the Plan.  The provisions of Awards need not be the same with respect to each Participant.

(b) The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and be comprised of at least three members of the Board of Directors.  The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act, shall be independent directors under the New York Stock Exchange rules and shall be outside directors for purposes of Section 162(m) of the Code.  The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules, and to correct any defect, supply any omission and reconcile any inconsistency in the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among eligible persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.  The Committee may delegate to an officer the right to designate Key Employees of the Company (other than the delegate or officers of ACCO) to be granted Awards and the number of Shares or cash subject to such Awards granted to each such Key Employee, provided that the aggregate number of Shares to be so granted and their terms and conditions shall be determined by the Committee.  The Committee may delegate to ACCO employees certain administrative, reporting and other similar tasks.  Notwithstanding the foregoing, Director Awards shall be granted by, and shall be administered by, the Board of Directors in accordance with Section 5.

4.   Limitations and Conditions.

(a) The total number of Shares that may be issued pursuant to Awards made under the Plan, including Incentive Stock Options, is 5,265,000 Shares.  Awards under the Plan shall reduce the number of Shares thereafter available for Awards on the basis of: (i) one Share for each such Share issued as an Award of SARs or Options and (ii) 1.58 Shares for each such Share issued as an Award other than SARs and Options (such Awards other than SARs and Options being “Full Value Awards”).  To the extent Shares subject to a Full Value Award again become available for issuance for reasons described in Section 4(c), such Shares shall be available for issuance as Full Value Awards.

(b) Not more than 500,000 Shares may be made subject to Options, and not more than 500,000 Shares may be made subject to SARs, under the Plan annually to any Key Employee.  No Performance Award shall be granted during any Performance Period to any Key Employee having an aggregate maximum dollar value in excess of $10,000,000 or an aggregate maximum amount in excess of 500,000 Shares.  Not more than 750,000 Shares may be made subject to Restricted Stock and Restricted Stock Unit Awards under the Plan annually to any Key Employee.  The foregoing limitations on Option, SAR, Restricted Stock, Restricted Stock Unit and Performance Awards shall be applied in a manner consistent with the requirements of Section 162(m) of the Code.  The number of Shares, and the limitations thereon, which may be issued pursuant to this Section 4 shall be subject to adjustment by the events set forth in Section 13(a).

(c) Any Shares that have been made subject to an Award that are not issued or are cancelled by reason of the failure to achieve applicable performance objectives under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award shall again be available for award and shall not be considered as having been theretofore made subject to award.  Shares shall not again be available for award if such Shares are surrendered or withheld as payment of either the exercise price of an Option or SAR or of withholding taxes in respect of any Award.  The exercise or settlement of an SAR Award shall reduce the Shares available under the Plan by the total number of Shares to which the exercise or settlement of the SAR Award relates, not just the net amount of Shares actually issued upon exercise or settlement; Shares not issued upon exercise or settlement under such Award shall not again be available for award under the Plan.   Awards settled solely in cash shall not reduce the number of Shares available for issuance under the Plan.  Any Shares subject to an Option Award (or part thereof) that is cancelled upon exercise of an SAR when settled wholly or partially in Shares shall to the extent of such settlement in Shares be treated as if the Option itself had been exercised and such Shares received in settlement of the SAR shall no longer be available for award.

(d) In the event that the Company makes an acquisition or is a party to a merger or consolidation and ACCO assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated which are administered pursuant to this Plan, Shares subject to the assumed options or other award shall not reduce the total number of Shares that may be made subject to Awards under this Plan pursuant to Section 4(a).

(e) No Award shall be made or granted under the Plan after the tenth anniversary of the Effective Date, but the terms of Awards granted on or before the expiration thereof may extend beyond such expiration.  At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.  The terms of the Plan as in effect prior to the Effective Date shall govern all awards granted under the Plan prior to the Effective Date.

(f) No Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option and related SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award.  An SAR that is granted in respect of an Option shall never be transferred except to the transferee of such Option.  During the lifetime of the Participant, an Option or SAR shall be exercisable only by the Participant unless it has been transferred to an immediate family member of the holder or to a trust for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee.  For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(g) No person who receives an Award under the Plan which includes Shares or the right to acquire Shares shall have any rights of a stockholder (i) as to Shares to be delivered under an Option until, after proper exercise of the Option and such Shares have been recorded on ACCO’s official stockholder records as having been issued or transferred, (ii) as to Shares to be delivered following exercise of an SAR until, after proper exercise of the SAR and determination by the Committee to make payment therefor in Shares, such Shares shall have been recorded on ACCO’s official stockholder records as having been issued or transferred, or (iii) as to Shares to be delivered pursuant to Awards of Restricted Stock or Restricted Stock Units, Performance Awards or Other Stock-Based Awards, until such Shares shall have been recorded on ACCO’s official stockholder records as having been issued or transferred.

(h) No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Nothing contained herein shall affect the authority of the Company to terminate any Key Employee’s employment at any time for any reason.

(j) Nothing contained herein shall be deemed to create the right in any Non-Employee Director to remain a member of the Board of Directors, to be nominated for reelection or to be reelected as such or, after claiming to be such a member, to receive any Director Award under the Plan to which he or she is not already entitled with respect to any year.

(k) An Award may provide, in the sole discretion of the Committee, for a Participant’s elective or mandatory deferral of payment thereunder pursuant to the terms and conditions of any deferred compensation plan or program adopted by ACCO (or applicable Subsidiary) and such other terms and conditions as the Committee shall determine.  Any such deferral and payment of an Award thereunder, or the payment of any Award hereunder, shall be made at such time (or times) and on such basis as satisfies the provisions of Section 409A of the Code and regulations thereunder.

5.   Director Awards.

At such times as the Board may determine, the Board may, in its sole discretion, grant to each Non-Employee Director, or to one or more designated Non-Employee Directors, a Director Award which may be an Award of Nonqualified Stock Options (and not Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Other Stock-Based Awards or Cash-Based Awards, or any combination thereof.  The terms and conditions of Director Awards shall be as provided in the Director Award which shall be consistent with the provisions of this Plan.  The Board of Directors shall have the exclusive authority to administer and interpret Director Awards and the Plan with respect to Director Awards.

6.   Awards of Options and SARs.

The terms and conditions with respect to each Award of Options and SARs under the Plan shall be subject to such terms and conditions as are determined by the Committee, consistent with the following:

(a) With respect to an Award of Options:

(i) The Option exercise price per Share shall not be less than the Fair Market Value prevailing on the date that the Option is granted.

(ii) The Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment period, or service period for a Non-Employee Director, and the satisfaction of any performance objectives as specified, in the discretion of the Committee, in the Option Award, and ending at the expiration of seven years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option Award or the Option shall cease to be exercisable pursuant to Section 6(d) or Section 6(e). Except as otherwise determined by the Committee, the period of required employment of a Key Employee for an Award of Options shall be three years, during which period the Award shall become exercisable as to one-third of the Award on each of the first three anniversaries of the date the Award.

(iii) The agreement evidencing the Award shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.  To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Key Employee during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.  The foregoing limitation shall be applied by taking Options into account in the order in which they were granted.  For purposes of the foregoing, the Fair Market Value of any Share shall be determined on the date of the Award of the Option.  In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(iv) Payment in full of the Option exercise price shall be made upon exercise of each Option and may be made in cash, by the delivery of Shares having a Fair Market Value equal to the Option price, or by a combination of cash and such Shares whose Fair Market Value together with such cash shall equal the Option price.  The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Shares.

(b) With respect to an Award of SARs, such SAR may be granted either (x) at the time of grant of an Option or at any time prior to the expiration of the Option term, in respect of all or part of such Option to the Participant who has been granted the Option or (y) as a stand-alone Award to a Participant, provided that, at the time of Award of SARs, the Participant is a Key Employee or a Non-Employee Director, and have such other terms and conditions as are consistent with the following:

(i) The SAR exercise price per Share shall not be less than the Fair Market Value prevailing on the date that the SAR is granted.

(ii) The SAR shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment period, or service period for a Non-Employee Director, and the satisfaction of any performance objectives as specified, in the discretion of the Committee, in the SAR Award, and ending at the expiration of seven years from the date of grant of the SAR, unless an earlier expiration date shall be stated in the SAR Award or the SAR shall cease to be exercisable pursuant to Section 6(d) or Section 6(e).  Except as otherwise determined by the Committee, the period of required employment of a Key Employee for an Award of SARs shall be three years, during which period the Award shall become exercisable as to one-third of the Award on each of the first three anniversaries of the date the Award.

(iii) To the extent an Option is exercised in whole or in part, any SAR granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable.  To the extent an SAR is exercised in whole or in part, an Option (or part thereof) in respect of which such SAR was granted shall terminate and cease to be exercisable.

(iv) An SAR granted in respect of an accompanying Option shall be exercisable only during the period in which such Option (or part thereof) is exercisable.

(v) To the extent that an SAR may be settled in cash pursuant to the terms of the Award, the Committee shall have sole discretion to determine the form in which payment will be made following exercise of an SAR from one of:

(A) by payment in Shares having an aggregate Fair Market Value equal to the amount of cash that otherwise would have been paid;

(B) by payment in cash; or

(C) by payment in a combination of such Shares and cash.

(vi) To the extent that any SAR that shall have become exercisable, and shall not have been exercised or thereafter cancelled or, by reason of any termination of employment of a Key Employee or cessation of service of a Non-Employee Director, become non-exercisable, the SAR shall be deemed to have been exercised automatically without any notice of exercise on the last day on which its related Option is exercisable or, if not issued in respect of an Option, the date of expiration set forth in the SAR Award, provided that any conditions or limitations on its exercise (other than notice of exercise) are satisfied and the SAR shall then have value.  Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 6(b)(v) and the SAR being authorized to be settled in cash, the holder elects to receive cash and that such exercise of an SAR shall be effective as of the time of the exercise.

(c) The holder of an Option or SAR shall exercise the Option or SAR in whole or in part by notice to the Secretary of ACCO or his delegate, in writing (including electronic) on a form approved by the Committee or its delegate, in accordance with the terms of the Award.  Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment in full of the Option exercise price, is actually received and in the hands of the Secretary of ACCO or his delegate (except as otherwise may be permitted pursuant to Section 6(a)(iv)).

(d) Except as otherwise determined by the Committee, if a Participant’s employment with the Company or a status as a Non-Employee Director ceases, the Participant’s Options and SARs, to the extent then exercisable, shall terminate and cease to be exercisable ninety days following the date of such termination or cessation of service.  All Options and SARs that are not exercisable upon such a termination of employment or cessation of status as a Non-Employee Director shall thereupon be forfeited and terminate.

(e) If a Participant’s employment with the Company or status as a Non-Employee Director terminates by reason of death, Disability or Retirement, the Participant’s Options and SARs shall, to the extent then exercisable, shall continue to be exercisable for five years following the date of death, Disability or Retirement, unless the Committee shall determine that a longer such exercise period shall apply, but not after the expiration date stated in the Option or SAR Award and shall cease to be exercisable thereafter; provided, a Nonqualified Stock Option and an SAR may be exercised within one year following the date of death even if later than such expiration date.

(f) In the case of a Participant whose principal employer is a Subsidiary, such Participant’s employment shall be deemed to be terminated for purposes of this Section 6 as of the date on which such principal employer is no longer a Subsidiary.

(g) Repricing of Options and SARs shall not be permitted except as provided under Section 13.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):  (A) changing the terms of an Option or SAR to lower its Option or SAR exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles or applicable shareholder approval listing requirements under the New York Stock Exchange (or any other exchange or over-the-counter market on which Common Stock is principally traded); and (C) clause (B) to the contrary notwithstanding, canceling an Option or SAR at a time when its Option or SAR price is equal to or less than the Fair Market Value of the underlying stock in exchange for another Option or SAR, restricted stock or other equity award, whether voluntary or involuntary.

7.   Awards of Restricted Stock and Restricted Stock Units.

The terms and conditions with respect to each Award of Restricted Stock and Restricted Stock Units under the Plan shall be consistent with the following:

(a) Restricted Stock and Restricted Stock Unit Awards shall be subject to such restrictions and other terms and conditions and, respecting Restricted Stock Unit Awards, conditions on payment, as are determined by the Committee.

(b) Awards of Restricted Stock shall be registered in the name of the Participant and shall be held in book-entry form subject to ACCO’s instructions until the terms, conditions and restrictions applicable to such Award lapse.  The Committee may require that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.  Subject to Section 4(g) and Section 11, and except as otherwise provided in this Section 7(b), the Participant shall have, with respect to Shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of ACCO.

(c) Awards of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions:

(i) For purposes of an Award of Restricted Stock, the “Restriction Period” shall be the period commencing on the date of such Award and ending on the date that all restrictions under the Award lapse.  For the purpose of an Award of Restricted Stock Units, the “Restriction Period” shall be the period commencing on the date of the Award and ending on the date that the Award Participant satisfies all terms and conditions for which the Award becomes nonforfeitable (in whole or in part).  Notwithstanding the foregoing, the Restriction Period for Awards of Restricted Stock and Restricted Stock Units shall be for a period ending not earlier than the third anniversary of the date of the

Award, except (A) for Awards, in the aggregate, for such number of Shares not exceeding 5% of the available Shares for Award under the Plan at the time of the Award, and (B) as otherwise specifically provided in the following subsections of this Section 7(c) of the Plan.

(ii) Subject to the provisions of the Plan and the applicable Restricted Stock Award, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such Shares of Restricted Stock.  Upon the lapse of the Restriction Period with respect to any Restricted Stock without a forfeiture thereof (in whole or in part), ACCO’s transfer agent will be notified that the transfer of such Restricted Stock shall no longer be subject to the terms, conditions and restrictions under the Award.

(iii) Unless otherwise provided in the Award, payment in respect of Restricted Stock Units shall be made not later than the fifteenth day of the third month of the fiscal year of the Company following the fiscal year in which the Restriction Period lapses without forfeiture of Restricted Stock Units in whole or in part.  Payment may be made in cash (valued at the Fair Market Value on the date that the Award becomes payable), in Shares, or partly in cash and partly in Shares, as provided in the applicable Award.

(iv) Except to the extent otherwise determined by the Committee, upon termination of a Participant’s employment or service with the Company during the Restriction Period for any reason other than death, Disability or Retirement, all Shares of Restricted Stock or Shares represented by Restricted Stock Units under the Award during the Restriction Period and that are then still subject to restriction or forfeiture shall be forfeited by the Participant and shall terminate.

(v) Except as otherwise determined by the Committee, upon termination of a Participant’s employment or service with the Company during the Restriction Period by reason of the Participant’s death, Disability or Retirement, a prorated portion of the Shares of Restricted Stock under each such Award shall become unrestricted, and a prorated portion of the Shares represented by Restricted Stock Units under each such Award shall become nonforfeitable and payable, with such proration to be based on the portion of the Restriction Period elapsed through the date of such termination; as of such termination, the remaining portion of such Award that does not become unrestricted or nonforfeitable pursuant to this Section 7(d)(v) shall be forfeited and terminate.

8.   Performance Awards.

The terms and conditions with respect to each Performance Award under the Plan shall be consistent with the following:

(a) Performance Awards may be granted as Performance Stock, Performance Stock Units payable in Shares or cash, or a combination thereof, subject to the attainment of performance objectives and such other terms and conditions as the Committee shall determine. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Award, which shall be at least one year, the performance objectives to be used in valuing the amount earned under Performance Awards, the range of dollar values or the number of Shares, or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the performance objectives have been achieved, and shall certify the extent to which Performance Awards have been earned. The performance objectives shall include a minimum performance standard below which no payment shall be made and a maximum performance level above which no further amount of payment shall be made. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance objectives. Performance objectives, and other terms of the Award, may vary from Participant to Participant and between groups of Participants.  Performance Awards to Covered Employees that are intended to satisfy Section 162(m) of the Code shall be based upon one or more of the following strategic, financial, net asset or share price performance goals: revenues; operating income; operating company contribution; cash flow; cash flow from operations; earnings before one or more of interest, taxes, depreciation and amortization; income from continuing operations; net asset turnover; net income; earnings per share; earnings per share from continuing operations; economic value added; operating margin; return on equity, assets, net assets or net tangible assets; return on invested capital; return on capital employed; return on total capital; economic profit; working capital efficiency; cost reductions; improvement in cost of goods sold; inventory sales ratio; earnings growth; revenue growth, gross margin, total return to stockholders, cost reduction, economic value added – or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital) or leverage ratio (each and collectively, “Covered Employee Performance Objectives”), whether applicable to the Company or any relevant Subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. Unless the Committee shall otherwise provide in the Performance Award, to the extent that the performance objectives under an Award have been satisfied, the Award shall be paid not later than the fifteenth day of the third month of the fiscal year of the Company following the fiscal year in which the end of the Performance Period occurs.

(b) The Committee may adjust the performance objectives and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, provided that no adjustment shall be made which would result in an increase in the compensation of any Covered Employee for the applicable year.  The Committee also may adjust the performance objectives and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control.

(c) Except as otherwise determined by the Committee, if prior to the end of a Performance Period a Participant’s employment or service with the Company terminates other than by reason of the Participant’s death, Disability or Retirement, then such Participant shall not be entitled to any payment with respect to the outstanding Performance Awards relating to such Performance Period.

(d) Except as otherwise determined by the Committee, upon termination of a Participant’s employment or service with the Company during the Performance Period by reason of the Participant’s death, Disability or Retirement, subject to the attainment of the performance objectives set forth in the Award, a prorated portion of the Shares of Performance Stock under each such Award shall become unrestricted, and a prorated portion of the Shares represented by Performance Stock Units under each such Award shall become nonforfeitable and payable, with such proration to be based on the portion of the Performance Period elapsed through the date of such termination; as of such termination, the remaining portion of such Award that does not become unrestricted or nonforfeitable pursuant to this Section 8(d) shall be forfeited and terminate.

9.   Other Stock-Based Awards and Cash-Based Awards.

(a) The Committee may grant other Awards under the Plan to Participants pursuant to which Shares are or may in the future be acquired, or Awards denominated in stock units payable in Shares, including Awards valued using measures other than the Fair Market Value of Shares.  Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any other type provided for grant under the Plan and shall be consistent with the purposes of the Plan.

(b) The Committee may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the satisfaction of specific performance objectives pursuant to Section 8 (including, Covered Employee Performance Objectives pursuant to Awards to Covered Employees intended to satisfy the provisions of Section 162(m) of the Code), as the Committee may determine.  Each Cash-Based Award shall specify a payment amount or payment range, to the extent earned or otherwise payable, as determined by the Committee.

(c) The Committee shall determine the extent to which the Participant shall be entitled to payment of an Other Stock-Based Award or Cash-Based Award upon a termination of employment or termination of service as a Non-Employee Director, which provisions reflected in an Award Agreement need not be uniform among all such Awards.

(d) Except as otherwise determined by the Committee, any Other Stock-Based Award and Cash-Based Award that becomes payable in accordance with its terms shall be paid not later than the fifteenth day of the third month of the fiscal year of the Company following the fiscal year in which the Award becomes nonforfeitable.

10.   Covered Employee Annual Incentive Awards.

(a) The Committee may designate Covered Employees and other Key Employees to be eligible to receive an annual incentive Award, payable in cash, Shares or a combination of cash and Shares, which shall be earned and payable based on the satisfaction of Covered Employee Performance Objectives (and such other performance objectives as may be applicable to Key Employees other than Covered Employees) designated by the Committee in such Award.  The Covered Employee Performance Objectives shall be established by the Committee on or before the ninetieth day of the annual performance period to which such Award relates, and may include the establishment of an incentive pool to be allocable, to the extent earned, among Covered Employees and other participating Key Employees.  The Award may include such other terms and conditions as the Committee determines, including, without limitation, the Covered Employee’s eligibility for a payment upon a termination of employment prior to the last day of the annual performance period or prior to the day when such Awards are paid. No Covered Employee shall receive an annual incentive Award under this Section 10 in excess of the lesser of (i) 50% of any incentive pool established by the Committee hereunder and (ii) $3,000,000.

(b) As soon as practicable after the end of the annual performance period, with respect to each Covered Employee, the Committee shall certify the amount payable to the Covered Employee pursuant to the Awards under this Section 10 based on the attainment of the applicable Covered Employee Performance Objectives set forth in the Award (including a determination of the amount of any incentive pool).  The Committee shall not have discretion to increase the amount earned and payable to a Covered Employee over the amount determined pursuant to the terms of any incentive pool and the applicable Award.  The Committee shall have the authority to exercise negative discretion to reduce the amount otherwise earned and payable under any such incentive pool and the Award.  Unless the Committee otherwise determines in the Award, annual incentive Awards shall be payable not later than the fifteenth day of the third month following the last day of the annual performance period.

11.   Dividends; Dividend Equivalents.

(a) Any Award under the Plan (other than Awards of Options, SARs or pursuant to Section 10) which is outstanding on a dividend record date for Common Stock may, in the discretion of the Committee, earn (i) dividends in the case of Restricted Stock Awards, Performance Stock Awards or Other Stock-Based Awards or (ii) dividend equivalents in the case of all other such Awards in an amount equal to the cash or stock dividends or other distributions that would have been paid on the Shares covered by such Award had such covered Shares been issued and outstanding on such dividend record date.  Any such dividends and dividend equivalents shall be paid on terms and conditions as determined by the Committee.

(b) Without limiting the foregoing, the Committee may provide in a Restricted Stock, Performance Stock Award or Other Stock-Based Award that cash dividends shall be deemed paid and immediately automatically reinvested in additional Shares which shall be treated as Restricted Stock, Performance Stock or Shares under an Other Stock-Based Award, and dividends payable in Common Stock (or other property) shall be treated as additional Shares of Restricted Stock, Performance Stock or Shares under an Other Stock-Based Award (or other such property), subject to the same restrictions and other terms and conditions that apply to the Shares under the Award with respect to which such dividends are issued.

(c) Without limiting the foregoing, the Committee may provide in any Award (other than Restricted Stock, Performance Stock and Other Stock-Based Awards) that any dividend equivalents or other distributions payable with respect to the Award while subject to any restriction or condition on payment of the Award shall be accumulated and payment of such dividends deferred, with or without interest, and held subject to the same restrictions or conditions as the Award, and such other terms and conditions as the Committee may determine.

(d) The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

(e) For purposes of Section 409A of the Code, unless the Committee shall otherwise determine, such rights to dividends and dividend equivalents shall be considered separate rights apart from the Award to which they relate.

12.   Transfers and Leaves of Absence.

For purposes of the Plan:  (a) a transfer of a Key Employee’s employment without an intervening period from ACCO to a Subsidiary or vice versa, or from one Subsidiary to another Subsidiary, shall not be deemed a termination of employment and such Key Employee shall be deemed to remain in the employ of the Company, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence; provided, for the purposes of any Incentive Stock Option, such leave of absence shall not exceed three months or, if such leave of absence exceeds three months the Key Employee’s right to reemployment thereafter is provided in accordance with applicable federal or state statute or by a contract.

13.   Stock Adjustments; Change in Control; Divestitures.

(a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments as it deems appropriate in (i) the aggregate number of shares subject to the Plan and the number of shares that may be made subject to Awards to any individual Participant as set forth in Section 4(a) as well as the aggregate number of shares that may be made subject to any type of Award, (ii) the number and kind of shares that are subject to any Option or SAR (including any such Award outstanding after termination of employment or cessation of service as a member of the Board of Directors) and the price per share without any change in the aggregate price for such Award to be paid therefor upon exercise of such Award, (iii) the number and kind of shares of outstanding Restricted Stock, (iv) the number and kind of shares covered by a Performance Stock Unit Award (or other applicable Performance

Award), Restricted Stock Unit Award or Other Stock-Based Award, and (v) the number or dollar amount of outstanding dividend equivalents.  Any adjustment of any Options or SARs under this Section 13(a) shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) and Section 409A of the Code and the regulations applicable thereunder.  The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b) Change in Control.

(i) A “Change in Control” shall be deemed to have occurred if:

(A) Any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), of 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) of ACCO, excluding, however, any acquisition of Voting Securities:  (1) directly from ACCO, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from ACCO, (2) by ACCO or a Subsidiary of ACCO, (3) by an employee benefit plan (or related trust) sponsored or maintained by ACCO or entity controlled by ACCO, or (4) pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 13(b)(i)(C);

(B) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to such Effective Date whose election, or nomination for election by ACCO’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of ACCO or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the ACCO Board of Directors;

(C) ACCO shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of ACCO shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of ACCO immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns ACCO or all or substantially all of ACCO’s assets either directly or through one or more subsidiaries) (“Newco”) immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder), directly or indirectly, 30% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of ACCO existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Incumbent Directors; or

(D) The stockholders of ACCO approve a complete liquidation or dissolution of ACCO.

(ii) In the event of a Change in Control, each Option and SAR held by a Participant that is not then exercisable shall become immediately fully exercisable and shall remain exercisable as provided in Section 6; provided, Section 6 to the contrary notwithstanding, any Option or SAR outstanding after a Change of Control shall be exercisable for not less than ninety days following any termination of employment of a Key Employee or of service of a Non-Employee Director or such shorter period as corresponds to the expiration of the term of the Option or SAR under in accordance with the Award.

(iii) Unless otherwise determined by the Committee in connection with the granting of the Award, or except to the extent that a Replacement Award is issued to the Participant in cancellation of, and exchange for, an outstanding Award (“Replaced Award”) of the same type in connection with the occurrence of a Change in Control:

(A) All of the Shares of Restricted Stock under each such Award shall become immediately unrestricted, and all of the Shares represented by Restricted Stock Units under each such Award shall become immediately nonforfeitable and payable, and for this purpose any performance objectives applicable to such Award shall be deemed satisfied at the maximum level of performance; and

(B) Each Participant shall be entitled to immediate payment in full of each Performance Award, and the performance objectives applicable to such Award shall be deemed satisfied at the maximum level of performance.

(iv) An Award shall constitute a “Replacement Award” if: (A) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (B) it relates to publicly traded equity securities of ACCO or its successor in the Change in Control or another entity that is affiliated with ACCO or its successor following the Change in Control; and (C)

its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether an Award constitutes a “Replacement Award” shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(c) In the case of a Key Employee whose principal employer is a Subsidiary, then such Participant’s employment shall be deemed to be terminated for purposes of Sections 7 through 9 as of the date on which such principal employer ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award:

(i) A prorated portion of the Shares of Restricted Stock under each such Award shall become unrestricted, and a prorated portion of the Shares represented by Restricted Stock Units under each such Award shall become nonforfeitable and payable, with such proration to be based on the portion of the Restriction Period elapsed through the Divestiture Date, and for this purpose any performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of the Divestiture Date, the portion of such Award which is not unrestricted or nonforfeitable, after application of this Section 13(c)(i), shall be forfeited and canceled; and

(ii) A prorated portion of each Performance Award shall become earned and payable with such proration to be based on the portion of the Performance Period elapsed through the Divestiture Date, and for this purpose the performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of the Divestiture Date, the portion of such Award which is not earned and payable, after application of this Section 13(c)(ii), shall be forfeited and canceled.

(d) The provisions of Section 13(b) and Section 13(c) shall control over any inconsistent provision that is less favorable to Participants in Sections 6 through 9.  Payment of any Award becoming immediately payable under this Section 13 shall be deferred as may be necessary to satisfy Section 409A of the Code.

14.   Detrimental Activity.

If a Participant engages in detrimental activity at any time (whether before or after termination of employment), any Award that has not been paid (including, without limitation, lapse of restrictions on Restricted Stock and exercise of an Option or SAR) to such Participant prior to the date such activity has been determined by the Committee to constitute detrimental activity shall be forfeited and shall never become payable.  Unless otherwise provided under the Award, for purposes of this Section 14, “detrimental activity” shall mean willful, reckless or grossly negligent activity that is determined by the Committee, on a case-by-case basis, to be detrimental to or destructive of the business or property of ACCO or any Subsidiary.  Any such determination shall be conclusive and binding for the purposes of the Plan.  Notwithstanding the foregoing, no Award shall be forfeited or become not payable by virtue of this Section 14 on or after the date of a Change in Control; provided, any covenant or restriction on Participant conduct, and the consequences for a breach thereof, set forth in an Award shall control over any inconsistent forgoing provision of this Section 14.

15.   Amendment and Termination.

The Board of Directors shall have the authority to amend, suspend or terminate the Plan at any time, including the authority to change the amount of the aggregate Fair Market Value of the Shares subject to Incentive Stock Options first exercisable in any calendar year under Section 6 to the extent provided in Section 422, or any successor provision, of the Code.  Except as otherwise provided in the Plan, the Board of Directors shall not, without approval of the stockholders of ACCO, increase the maximum number of Shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor change the class of eligible recipients of Director Awards to other than Non-Employee Directors, nor reduce the basis upon which the minimum Option or SAR price is determined, nor extend the period within which Awards under the Plan may be granted under Section 4(e), nor provide for an Option or SAR that is exercisable more than seven years from the date it is granted except in the event of death, nor amend Section 6(g).  In the event of any such amendment, suspension or termination, the Board of Directors shall have no power to change the terms of any Award theretofore granted under the Plan so as to adversely affect the rights of a Participant without the written consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Award.

16.   Foreign Awards.

(a) The Committee or its delegate authorized pursuant to Section 3 may grant Awards to Key Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws.  Awards of Options and SARs may have terms and conditions that differ from Incentive Stock Options, Nonqualified Stock Options and SARs for the purposes of complying with the foreign tax laws, provided that the Committee and not its delegate shall determine the terms and conditions thereof.

(b) The terms and conditions of Options and SARs granted under Section 16(a) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and SARs if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Key Employees identified in Section 16(a) and Section 16(b); provided that the Committee may not grant such Options or SARs that do not comply with the limitations of Section 16(a).

17.   Taxes.

ACCO shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of ACCO to deliver Shares upon the exercise of an Option or SAR, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of Restricted Stock Units or any Other Stock-Based Award that the Participant pay to ACCO such amount as may be requested by ACCO for the purpose of satisfying any liability for such withholding taxes.  Unless otherwise determined by the Committee, under any Award the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in Shares.

18.   Effective Date.

This amendment and restatement of the Plan shall be effective on and as of the date on which it is approved by a majority of the voting stockholders of ACCO (“Effective Date”).